                                                                    EXHIBIT 99.2

PRESS CONTACT:                                                FINANCIAL CONTACT:
Tim Powers                                                    Stacey Fitzgerald
RSA Security Inc.                                             RSA Security Inc.
(781) 515-6212                                                (781) 515-6021
tpowers@rsasecurity.com                                       ir@rsasecurity.com
-----------------------                                       ------------------

                                                           FOR IMMEDIATE RELEASE


           RSA SECURITY APPOINTS JEFF GLIDDEN CHIEF FINANCIAL OFFICER

   Glidden Brings Solid Reputation and 30 Years of Experience to RSA Security

BEDFORD, MASS., JULY 24, 2002 - RSA Security Inc. (NASDAQ: RSAS), the most trusted name in e-security(R), today announced the appointment of Jeff Glidden to the position of senior vice president of finance and operations, and chief financial officer. Bringing a solid reputation and more than 30 years of fiscal management experience to RSA Security, Mr. Glidden will oversee operations and all financial and treasury functions for the company. Mr. Glidden will report to Art Coviello, chief executive officer and president of RSA Security.

"During the first half of 2002, RSA Security took decisive steps to cut costs amid challenging market conditions," said Art Coviello, chief executive officer and president at RSA Security. "Jeff will not only bring his strong financial acumen and strategic judgment, but will also help our company continue the work of improving our operating efficiency while growing the business."

Mr. Glidden has earned a strong reputation while managing strategic and fiscal planning and processes for several global companies. He joins RSA Security from Stream International Inc. where he served as Senior Vice President and Chief Financial Officer for 5 years. Prior to 1997, Mr. Glidden was Senior Vice President of Finance and Administration and Treasurer at Banyan Systems Incorporated, now known as ePresence. His financial management experience also includes tenures at Altwell Group, Inc.; Imagitex, Inc.; Compugraphic; W.R. Grace & Company; and General Electric. He is a graduate of Union College and holds a masters degree in business administration from Harvard Business School.

Simultaneously, the company announced that John Kennedy, RSA Security's current senior vice president of finance and operations, and CFO, is retiring.

ABOUT RSA SECURITY INC.

RSA Security Inc., the most trusted name in e-security, helps organizations build trusted e-business processes through its RSA SecurID(R) two-factor authentication, RSA ClearTrust(R) Web access management, RSA BSAFE encryption and RSA Keon(R) digital certificate management product families. With approximately one billion RSA BSAFE-enabled applications in use worldwide, more than 12 million RSA SecurID authentication users and almost 20 years of industry experience, RSA Security has the proven leadership and innovative technology to address the changing security needs of e-business and bring trust to the online economy. RSA Security can be reached at www.rsasecurity.com

                                      # # #

RSA, BSAFE, ClearTrust, Keon, SecurID and The Most Trusted Name in e-Security are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security's financial condition, growth and success during the year 2002. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors' products, changes in product pricing, including changes in competitors' pricing policies, development of our direct and indirect distribution channels, integration of acquisitions, personnel departures and new hires, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry and the risk factors detailed from time to time in RSA Security's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation RSA Security's Annual Report on Form 10-K filed on April 1, 2002 and Quarterly Report on Form 10-Q filed on May 8, 2002.